This document contains 10 pages. The exhibit index is located on page 6.
   As filed with the Securities and Exchange Commission on December 1, 1997

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 PHYMATRIX CORP.
               (Exact name of issuer as specified in its charter)

             Delaware                                  65-0617076
   (State or other jurisdiction           (I.R.S. employer identification no.)
of incorporation or organization)

                      777 South Flagler Drive, Suite 1000E
                         West Palm Beach, Florida 33401

                    (Address of principal executive offices)

                             ----------------------

                           1995 EQUITY INCENTIVE PLAN

                              (Full title of plan)

                             ----------------------

      Abraham D. Gosman                                    Copy to:
       PhyMatrix Corp.
   777 South Flagler Drive                          Michael J. Bohnen, Esq.
West Palm Beach, Florida 33401                   Nutter, McClennen & Fish, LLP
        (561) 655-3500                              One International Place
 (Name, address and telephone                  Boston, Massachusetts 02110-2699
 number of agent for service)                           (617) 439-2000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed            Proposed
                                                                  maximum             maximum
Title of each class of securities to     Amount being         offering price    aggregate offering        Amount of
           be registered                registered (1)           per share             price          registration fee
Common Stock,
$.01 par value per share               1,260,000 Shares        $ (2)               $ 19,443,000.00
                                         840,000 Shares          (3)                 12,390,000.00
TOTAL                                  2,100,000 Shares                            $ 31,833,000.00     $9,390.74


(1) This Registration Statement covers an aggregate of 2,100,000 shares of Common Stock which may be issued under the Company's 1995 Equity Incentive Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise price of the options granted pursuant to the Plan.

(3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on November 28, 1997.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement Pursuant to Instruction E of Form S-8

         On May 16, 1996, PhyMatrix Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, file no. 333-03853 (the "Registration Statement on Form S-8"), concerning the registration of shares of the Company's common stock, par value $.01 per share, issuable pursuant to the Company's 1995 Equity Incentive Plan. The contents of the Registration Statement on Form S-8 are hereby incorporated by reference herein.


Item 3.  Incorporation of Documents by Reference.

         In addition to the foregoing, the Company hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1997, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on May 30, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997 and July 31, 1997;

         (c) The Company's Current Reports on Form 8-K dated October 6, 1997 and October 27, 1997, respectively; and

         (d) The description of the Company's Common Stock contained under (a) "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed with the Commission on January 19, 1996, and (b) "Description of Capital Stock" in the Company's Registration Statement on Form S-4 (Reg. No. 333-09187), as amended to date.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Registration Statement has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be made to the attention of Investor Relations, PhyMatrix Corp., 197 First Avenue, Needham, Massachusetts 02194 or by telephone at (617) 433-1159.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereunder has been passed upon by Nutter, McClennen & Fish, LLP. Michael J. Bohnen, Esquire, a partner of Nutter, McClennen & Fish, LLP, is an Assistant Secretary of the Company.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See the exhibit index immediately preceeding the exhibits attached hereto.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of December 1997.

                                               PHYMATRIX CORP.


                                               By: /s/ Frederick R. Leathers
                                                   -------------------------
                                                   Frederick R. Leathers
                                                   Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Abraham D. Gosman                                      December 1, 1997
--------------------------------------
Abraham D. Gosman
Chairman of the Board of Directors and
Chief Executive Officer
(Principal Executive Officer)



/s/ Frederick R. Leathers                                  December 1, 1997
--------------------------------------
Frederick R. Leathers
Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/ Robert A. Miller                                       December 1, 1997
--------------------------------------
Robert A. Miller
Director


/s/ Joseph N. Cassese                                      December 1, 1997
--------------------------------------
Joseph N. Cassese
Director

/s/ David Livingston                                       December 1, 1997
--------------------------------------
David M. Livingston, M.D.
Director


/s/ Bruce A. Rendina                                       December 1, 1997
--------------------------------------
Bruce A. Rendina
Director


/s/ Stephen E. Ronai                                       December 1, 1997
--------------------------------------
Stephen E. Ronai, Esq.
Director


/s/ Hugh L. Carey                                          December 1, 1997
--------------------------------------
Governor Hugh L. Carey
Director


/s/ John Theodore Chay                                     December 1, 1997
--------------------------------------
John Theodore Chay
Director


/s/ Eric Moskow                                            December 1, 1997
--------------------------------------
Eric Moskow
Director

                         EXHIBIT INDEX



Exhibit No.    Title                                                  Page


Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP                  7


Exhibit 10     1995 Equity Incentive Plan, as amended to date
               (incorporated by reference to the Company's
               Proxy Statement filed with the Commission on
               August 11, 1997)                                         --


Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP              Contained
                                                                   in Exhibit 5

Exhibit 23.2   Consent of Coopers & Lybrand L.L.P.                       8


Exhibit 23.3   Consent of Coopers & Lybrand L.L.P.                       9


Exhibit 23.4   Consent of Deloitte & Touche LLP                         10




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